SEI INVESTMENTS DISTRIBUTION CO. RULE 17j-1 CODE OF ETHICS

A copy of this Code may be accessed on the SEI intranet site under the Corporate Governance section.

This is an important document. You should take the time to read it thoroughly before you submit the required annual certification.

Any questions regarding this Code of Ethics should be referred to a member of the SIDCO Compliance Department

TABLE OF CONTENTS

I.    General Policy
II.   Code of Ethics

A.  Purpose of Code
B.  Employee Categories
C.  Prohibitions and Restrictions
D.  Pre-clearance of Personal Securities Transactions
E.  Reporting Requirements
F.  Detection and Reporting of Code Violations
G.  Violations of the Code of Ethics
H.  Confidential Treatment
I.  Recordkeeping
J.  Definitions Applicable to the Code of Ethics

III.  Exhibits - Code of Ethics Reporting Forms

I. GENERAL POLICY

SEI Investments Distribution Co. ("SIDCO") serves as principal underwriter for investment companies that are registered under the Investment Company Act of
1940 ("Investment Vehicles"). In addition, certain employees of SIDCO may serve as directors and/or officers of certain Investment Vehicles. This Code of Ethics
("Code") sets forth the procedures and restrictions governing personal securities transactions for certain SIDCO personnel.

SIDCO has a highly ethical business culture and expects that its personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SIDCO personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Code, SIDCO personnel, their family members, and other persons associated with SIMC may be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Each person subject to this Code must read and retain a copy of this Code and agree to abide by its terms.  Failure to comply with the provisions of this Code may result in the imposition of serious sanctions, including, but not limited
to, disgorgement of  profits, penalties,   dismissal,   substantial  personal
liability and/or referral to regulatory or law enforcement agencies.

Please note that employees and registered representatives of SIDCO are subject to the supervisory procedures and other policies and procedures of SIDCO, and are also subject to the Code of Conduct of SEI Investments Company, which is the parent company of SIDCO. The requirements and limitations of this Code of Ethics are in addition to any requirements or limitations contained in these other policies and procedures. All employees are required to comply with federal securities laws and any regulations set forth by self-regulatory organizations
(NASD, MSRB, etc) of which SIDCO is a member.

Any questions regarding this Code of Ethics should be directed to a member of the SIDCO Compliance Department.

II. CODE OF ETHICS

A. Purpose of Code
This Code is intended to conform to the provisions of Section 17(j) of the
Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 thereunder, as amended, to the extent applicable to SIDCO's role as principal underwriter to Investment Vehicles. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Certain SIDCO personnel will be subject to various requirements based on their responsibilities within SIDCO and accessibility to certain information. Those functions are set forth in the categories below.

B. Access Persons

(1) any director, officer or employee of SIDCO who serves as a director or officer of an Investment Vehicle for which SIDCO serves as principal underwriter;

(2) any director or officer of SIDCO who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by an Investment Vehicle for which
SIDCO serves as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Investment Vehicle regarding the purchase or sale of a Covered
Security.

C. Prohibitions and Restrictions

1. Prohibition Against Fraud, Deceit and Manipulation
Access Persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment
Vehicle for which SIDCO serves as principal underwriter:

(a) employ any device, scheme or artifice to defraud the Investment
Vehicle;

(b) make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle;
or

(d) engage in any manipulative practice with respect to the
Investment Vehicle.

2. Excessive Trading of Mutual Fund Shares
Access Persons may not, directly or indirectly, engage in excessive short-term trading of shares of Investment Vehicles for which SIDCO serves as principal underwriter. Exhibit 6 hereto provides a list of the
      Investment Vehicles for which SIDCO provided such services. For purposes of this section, a person's trades shall be considered "excessive" if made in violation of any stated policy in the mutual fund's prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

      Note that the SEI Funds are Covered Securities.(1) Trades in the SEI Funds
      do not have to be pre-cleared but do have to be reported in accordance with this Code. Trades in SEI Funds done through the SEI Capital
      Accumulation (401(k)) Plan and trades done through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code. Any trades in SEI Funds done in a different channel must be reported to the SIDCO Compliance Officer or the designated representative of the SIDCO Compliance Department.

      3. Personal Securities Restrictions

            Access Persons:

            ●     may not purchase or sell, directly or indirectly, any Covered
                  Security within 24 hours before or after the time that the same Covered Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any
                  Investment Vehicle for which SIDCO serves as principal
                  underwriter.

           ●     may not acquire securities as part of an Initial Public
                  Offering ("IPO") without obtaining the written approval of the
                  SIDCO Compliance Officer or the designated representative of the SIDCO Compliance Department before directly or indirectly acquiring a beneficial ownership in such securities.

            ●    may not acquire a Beneficial Ownership interest in securities issued in a private placement transaction without obtaining prior written approval from the SIDCO Compliance Officer or the designated representative of the SIDCO Compliance
                  Department.

      ●  may not profit from the purchase and sale or sale and purchase of a Covered Security within 60 days of acquiring or disposing of Beneficial Ownership of that Covered Security. This
                  prohibition does not apply to transactions resulting in a
                  loss, or to futures or options on futures on broad-based
                  securities indexes or U.S. Government securities. This
                  prohibition also does not apply to transactions in the
----------
(1) The SEI Family of Funds includes the following Trusts: SEI Asset Allocation
Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International
Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI
Liquid Asset Trust and SEI Tax Exempt Trust.

                 SEI Funds, which are separately covered under the "Excessive
                  Trading of Mutual Fund Shares" discussed in Section II.C.2 above.

              ●  may not serve on the board of directors of any publicly traded company.

D. Pre-Clearance of Personal Securities Transactions

      1.    Transactions Required to be Pre-Cleared:

 ●       Access Persons must pre-clear with the SIDCO Compliance
                  Officer or the designated representative of the SIDCO
                  Compliance Department a proposed transaction in a Covered
                  Security if he or she has actual knowledge at the time of the transaction that, during the 24 hour period immediately
                  preceding or following the transaction, the Covered Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle. The pre-clearance obligation applies to all Accounts held in the person's name or in the name of others in which they hold a Beneficial Ownership
                  interest. Note that, among other things, this means that these persons must pre-clear such proposed securities transactions by their spouse or domestic partner, minor children, and
                  relatives who reside in the person's household.

            ●    The SIDCO Compliance Officer or designated representative of the SIDCO Compliance Department may authorize a Pre-clearing
                  Person to conduct the requested trade upon determining that the transaction for which pre-clearance is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include:
                  the discussion with the requesting person as to the background for the exemption request, the requesting person's work role, the size and holding period of the requesting person's
                  position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the
                  requesting person's requested transaction, the amount and
                  timing of client trading in the same or a related security, and other relevant factors. The person granting the
                  authorization must document the basis for the authorization.

      2.    Transactions that do not have to be pre-cleared:

            ●    purchases or sales over which the person pre-clearing the
                  transactions (the "Pre-clearing Person") has no direct or
                  indirect influence or control;

             ●   purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing
                  Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

            ●    purchases or withdrawals made pursuant to an Automatic
                  Investment Program; however, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be reported in a quarterly transaction report;

             ●   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and

              ●  acquisitions of Covered Securities through gifts or bequests.

      3.    Pre-clearance Procedures:

              ●  All requests for pre-clearance of securities transactions must be submitted to the SIDCO Compliance Officer or designated representative of the SIDCO Compliance Department by using the
                  SEI Automated Pre-Clearance Trading system.

             ●     The following information must be provided for each request:

         a.    Name, date, phone extension and job title

                  b.    Transaction detail, i.e. whether the transaction is a
                        buy or sell; the security name and security type; number
                        of shares; price; date acquired if a sale; and whether
                        the security is traded in a portfolio or Investment
                        Vehicle, part of an initial public offering, or part of
                        a private placement transaction; and

                  c.    Signature and date; if electronically submitted, initial
                        and date.

              ●  The SIDCO Compliance Officer or designated representative of the SIDCO Compliance Department will notify the requesting person whether the trading request is approved or denied
                  through the SEI Automated Pre-Clearance Trading system.

              ●   A Pre-clearance Request should not be submitted for a
                   transaction that the requesting person does not intend to
                   execute.

               ●  Pre-clearance trading authorization is valid from the time when approval is granted through the next business day. If the transaction is not executed within this period, an explanation of why the previous pre cleared transaction was not completed must be submitted to the SIDCO Compliance department or
                  entered into the SEI Automated Pre-clearance Trading system.
                  Also, Open and Limit Orders must be resubmitted for
                  pre-clearance approval if not executed within the permitted time period.

               ●  With respect to any transaction requiring pre-clearance, the person subject to pre-clearance must submit to the SIDCO
                  Compliance Officer or designated representative of the SIDCO
                  Compliance Department transaction reports showing the
                  transactions for all the Investment

        Vehicles with respect to which such person has knowledge
                  regarding purchases and sales that triggered the requirement to pre-clear under Section D.1. The transaction information must be provided for the 24 hour period before and after the date on which their securities transactions were effected.
                  These reports may be submitted in hard copy or viewed through the SEI Pre-clearance Trading system. Transaction reports need only cover the Investment Vehicles that hold or are eligible to purchase and sell the types of securities proposed to be bought or sold by person subject to pre-clearance
                  requirements. For example, if a person seeks approval for a proposed equity trade, only the transactions reports for the
                  Investment Vehicles effecting or eligible to effect
                  transactions in equity securities are required.

            ●      The SIDCO Compliance Department will maintain pre-clearance records and records of exemptions granted for 5 years.

E. Reporting Requirements

      1.    Duplicate Brokerage Statements

            ●      Access Persons are required to instruct their broker/dealer to file duplicate statements with the SIDCO Compliance Department at SEI Oaks. Statements must be filed for all Accounts
                  (including those in which the person has a Beneficial
                  Ownership interest), except those that trade exclusively in open-end funds other than Reportable Funds, government
                  securities or Automatic Investment Plans. Failure of a
                  broker/dealer to send duplicate statements will not excuse a violation of this Section.

            ●      Sample letters instructing the broker/dealer firms to send the statements to SIDCO are attached in Exhibit 1 of this Code. If the broker/dealer requires a letter authorizing a SIDCO
                  employee to open an account, the permission letter may also be found in Exhibit 1. Please complete the necessary brokerage information and forward a signature ready copy to the SIDCO
                  Compliance Officer.

              ●   If no such duplicate statement can be supplied, the employee should contact the SIDCO Compliance Department.

      2.    Initial Holdings Report

              ●    Access Persons must submit an Initial Holdings Report to the
                  SIDCO Compliance Officer or designated representative of the
                  SIDCO Compliance Department disclosing every Covered Security, including mutual fund accounts, beneficially owned directly or indirectly by such person within 10 days of becoming an Access
                  Person. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics
                  violations.

             ●     The following information must be provided on the report:

                  a. the title of the security;
                  b. the number of shares held;
                  c. the principal amount of the security;
                  d. the name of the broker, dealer, transfer agent; bank or other location where the security is held; and
                  e. the date the report is submitted.

                  The information disclosed in the report should be current as of a date no more than 45 days prior to the date the person becomes an Access Person. If the above information is
                  contained on the Access Person's brokerage statement, he or she may attach the statement and sign the Initial Holdings
                  Report.

               The Initial Holdings Report is attached as Exhibit 2 to this
               ●    Code.

      3.    Quarterly Report of Securities Transactions

              ●    Access Persons must submit quarterly transaction reports of the purchases and/or sales of Covered Securities in which such persons have a direct or indirect Beneficial Ownership
                  interest. The report will be provided to all of the above
                  defined persons before the end of each quarter by the SIDCO
                  Compliance Officer or designated representative of the SIDCO
                  Compliance Department and must be completed and returned no later than 30 days after the end of each calendar quarter.
                  Quarterly Transaction Reports that are not returned by the date they are due will be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in
                  Section G regarding Code of Ethics violations.

              ●    The following information must be provided on the report:

                  a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;
                  b. whether the transaction is a purchase, sale or other
                  acquisition or disposition;
                  c. the transaction price;
                  d. the name of the broker, dealer or bank through whom the transaction was effected;
                  e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number; and
                  f. the date the report is submitted.

              ●    The Quarterly Report of Securities Transaction is attached as
                  Exhibit 3 to this Code.

      4.    Annual Report of Securities Holdings

             ●    On an annual basis, Access Persons must submit to the SIDCO
                  Compliance Officer or designated representative of the SIDCO
                  Compliance Department an Annual Report of Securities Holdings
                  that contains a list of all Covered Securities, including
                  mutual fund accounts, in which they have any direct or
                  indirect Beneficial Ownership interest.

              ●    The following information must be provided on the report:

                  a. the title of the security;
                  b. the number of shares held;
                  c. the principal amount of the security;
                  d. the name of the broker, dealer, transfer agent, bank or other location where the security is held; and
                  e. the date the report is submitted.

                  The information disclosed in the report should be current as of a date no more than 45 days before the report is submitted.
                  If the above information is contained on the Access Person's brokerage statement, he or she may attach the statement and sign the annual holdings report.

             ●     Annual Reports must be completed and returned to the SIDCO
                  Compliance Officer or designated representative of the SIDCO
                  Compliance Department within 30 days after the end of the
                  calendar year-end. Annual Reports that are not returned by the date they are due will be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in
                  Section G regarding Code of Ethics violations.

           ●       The Annual Report of Securities Holdings is attached as
                  Exhibit 4 to this Code.

      5.    Annual Certification of Compliance

             ●   Access Persons will be required to certify annually that they:

                  -have read the Code of Ethics;
                  -understand the Code of Ethics; and
                  -have complied with the provisions of the Code of Ethics.

              ●    The SIDCO Compliance Officer or designated representative from the SIDCO Compliance Department will send out annual forms to all Access Persons that must be completed and returned no
                  later than 30 days after the end of the calendar year. Any person who repeatedly returns the forms late may be subject to the penalties in Section G regarding Code of Ethics
                  violations.

            ●    The Annual Certification of Compliance is attached as Exhibit
                  5 to this Code.

      6.    Exception to Reporting Requirements

             ●   An Access Person who is subject to the Code of Ethics of an affiliate of SIDCO ("Affiliate Code"), and who pursuant to the
                  Affiliate Code submits reports consistent with the reporting requirements of paragraphs 1 through 4 above, will not be
                  required to submit such reports under this Code.

F. Detection and Reporting of Code Violations

      1.    The SIDCO Compliance Officer or designated representative of the
            SIDCO Compliance Department will:

              ● review the personal securities transaction reports or
               duplicate statements filed by Access Persons and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a
                  quarterly basis. If the SIDCO Compliance Officer or the
                  designated representative of the SIDCO Compliance Department determines that a compliance violation may have occurred, the
                  Officer will give the person an opportunity to supply
                  explanatory material;

              ● prepare an Annual Issues and Certification Report to the Board
                  of Trustees or Directors of any Investment Vehicle that (1)
                  describes the issues that arose during the year under this
                  Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SIDCO has adopted procedures reasonably necessary to prevent its Access
                  Persons from violating this Code;

             ●   prepare a written report to SIDCO management outlining any violations of the Code together with recommendations for the appropriate penalties; and

             ● prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

      2.    An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy and any concern about retaliation should be reported immediately. Any person found to have retaliated against an employee for reporting violations will be subject to appropriate disciplinary action.

G. Violations of the Code of Ethics

      1.    Penalties:

              ●    Persons who violate the Code of Ethics may be subject to
                  serious penalties, which may include:
                   ●    written warning;
                   ●     reversal of securities transactions;
                   ●    restriction of trading privileges;
                   ●    disgorgement of trading profits;
                   ●    fines;
                   ●    suspension or termination of employment; and/or
                   ●   referral to regulatory or law enforcement agencies.

      2.    Penalty Factors:

              ●    Factors which may be considered in determining an appropriate penalty include, but are not limited to:

                    ●    the harm to clients;
                    ●    the frequency of occurrence;
                    ●    the degree of personal benefit to the employee;
                    ●    the degree of conflict of interest;
                    ●    the extent of unjust enrichment;
                    ●   evidence of fraud, violation of law, or reckless
                         disregard of a regulatory requirement; and/or
                    ●   the level of accurate, honest and timely cooperation
                        from the employee.

H. Confidential Treatment

              ●    The SIDCO Compliance Officer or designated representative from the SIDCO Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal
                  securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and
                  outside SIDCO as necessary to evaluate compliance with or
                  sanctions under this Code.

I. Recordkeeping

              ●   SIDCO will maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

              ●    A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

              ●    A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

             ●     A copy of each Quarterly Transaction Report, Initial Holdings
                  Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at
                  least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible
                  place.

              ●    A record of all persons, currently or within the past five years, who are or were required to submit reports under this
                  Code, or who are or were responsible for reviewing these
                  reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

J. Definitions Applicable to the Code of Ethics

            ●    Account - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate
                  family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the
                  person is a general partner or a principal of the general
                  partner; and any other account over which the person exercises investment discretion.

             ●   Automatic Investment Plan - a program in which regular
                  periodic purchases (or withdrawals) are made automatically in
                  (or from) investment accounts in accordance with a
                  predetermined schedule and allocation. An Automatic Investment
                  Plan includes a dividend reinvestment plan.

              ● Beneficial Ownership - Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered
                  Securities that are held in the name of:

                  a.    a spouse or domestic partner;
                  c.    a relative who resides in the person's household; or
         d.    any other person IF: (a) the person obtains from the
                         securities benefits substantially similar to those of
                         ownership (for example, income from securities that are
                         held by a spouse); or (b) the person can obtain title to
                         the securities now or in the future.
              ●   Covered Security - except as noted below, includes any
                  interest or instrument commonly known as a "security",
                  including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option,

                  or privilege on any security (including a certificate of
                  deposit) or on any group or index of securities. The term
                  "Covered Securities" specifically includes the SEI Funds. See the definition of Reportable Funds below.

                  A "Covered Security" does not include (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and other high quality short-term debt instruments, including repurchase
                  agreements, (v) shares issued by money market funds and (vi)
                  shares issued by open-end investment companies other than a
                  Reportable Fund.

             ●    Initial Public Offering - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

              ●    Purchase or sale of a Covered Security - includes the writing of an option to purchase or sell a security.

              ●    Reportable Fund - Any non-money market fund for which SIDCO serves as principal underwriter.

SEI INVESTMENTS DISTRIBUTION CO.
CODE OF ETHICS EXHIBITS

         Exhibit 1         Account Opening Letters to Brokers/Dealers

         Exhibit 2         Initial Holdings Report

         Exhibit 3         Quarterly Transaction Report

         Exhibit 4         Annual Securities Holdings Report

         Exhibit 5         Annual Compliance Certification

         Exhibit 6         SIDCO Client List

EXHIBIT 1

Date:

Your Broker
street address
city, state  zip code

Re:   Your Name
         your S.S. number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Distribution Co.
Please send duplicate statements only of this brokerage account to the attention of:

                        SEI Investments Distribution Co.
                        Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,

Your name

Date:

[Address]

      Re: Employee Name
          Account #
          SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI
Investments Distribution Co. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send duplicate statements only of this employee's brokerage account to:

                        SEI Investments Distribution Co.
                        Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,

SEI Compliance Officer

EXHIBIT 2

SEI INVESTMENTS DISTRIBUTION CO.
INITIAL HOLDINGS REPORT
Name of Reporting Person: ______________________________________________________
Date Person Became Subject to the Code's
Reporting Requirements: ________________________________________________________
Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

Securities Holdings
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Name of Issuer and     No. of Shares       Principal Amount,        Name of Broker,
Title of Security      (if applicable)          Maturity Date and        Dealer or Bank
                                                                     Interest Rate (if        Where Security Held
                                                                       applicable)
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If you have no securities holdings to report, please check here. | |

Securities Accounts
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 Name of Broker,       Account Number      Names on Account    Type of Account
Dealer or Bank
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If you have no securities accounts to report, please check here. | |

I certify that I have included on this report all securities holdings and accounts in which I have a direct or indirect beneficial interest and required to be reported pursuant to the Code of Ethics and that I will comply with the
Code of Ethics.

Signature: ________________________         Date: _______________
Received by: ______________________

EXHIBIT 3

SEI INVESTMENTS DISTRIBUTION CO.
QUARTERLY TRANSACTION REPORT
Transaction Record of Securities Directly or Indirectly Beneficially Owned
For the Quarter Ended ______________________

Name: _______________________________________________

Submission Date: ____________________________________

Securities Transactions

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Date of              Name of Issuer     No. of Shares (if      Principal Amount,      Type of        Price            Name of
Transaction       and Title of           applicable)              Maturity Date and      Transaction                  Broker, Dealer
                           Security                                                    Interest Rate                                                          or Bank
                                                                                             (if applicable)                                                          Effecting
                                                                                                                                                                             Transaction
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If you had no reportable transactions during the quarter, please check here. | |

NOTE: Trades in SEI Funds done through the SEI Capital Accumulation (401(k))
Plan and trades done through an employee account established at SEI Private
Trust Company will be deemed to satisfy the reporting requirements of the Code and do not have to be reported here. Any trades in SEI Funds done in a different channel must be reported.

This report is required of all officers, directors and certain other persons under Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers'
acceptances, certificates of deposit, commercial paper or open-end investment companies other than Reportable Funds. The report must be returned within 30 days of the applicable calendar quarter end. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

Securities Accounts

If you established an account within the quarter, please provide the following information:

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Name of Broker,        Account        Names on     Date Account was      Type of
Dealer or Bank         Number         Account        Established         Account
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If you did not establish a securities account during the quarter, please check
here. | |

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance
Officer in compliance with the SIDCO Code of Ethics. In addition, I certify that
I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature: ________________________________

Received by: ______________________________

EXHIBIT 4

SEI INVESTMENTS DISTRIBUTION CO.
ANNUAL SECURITIES HOLDINGS REPORT
As of December 31, ________

Name of Reporting Person: ____________________________

Securities Holdings

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Name of Issuer and    No. of Shares (if          Principal Amount,     Name of Broker,
Title of Security         applicable)                   Maturity Date and     Dealer or Bank
                                                                               Interest Rate (if          Where Security
                                                                               applicable)                  Held
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If you had no securities holding to report this year, please check here. | |

Securities Accounts

If you established an account during the year, please provide the following information:

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Name of Broker,       Date Account was       Account        Names on     Type of
Dealer or Bank          Established            Number                Account      Account
--------------------------------------------------------------------------------------------------------------

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If you have no securities accounts to report this year, please check here.

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

____________________________            ______________________________
Signature                                                    Received by

_______________
Date

Note: Do not report holdings of U.S. Government securities, bankers'
acceptances, certificates of deposit, commercial paper and mutual funds other than Reportable Funds.

EXHIBIT 5

SEI INVESTMENTS DISTRIBUTION CO.
RULE 17J-1 CODE OF ETHICS
ANNUAL COMPLIANCE CERTIFICATION

Please return the signed form via email or
interoffice the form to SEI Compliance Department - Meadowlands Two

1.    I hereby acknowledge receipt of a copy of the Code of Ethics.

2.    I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SIDCO Compliance Officer and have received a satisfactory response[s].

3.    For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.

Print Name: _______________________________________

Signature: ________________________________________

Date: _____________________________________________

Received by SIDCO: ________________________________

EXHIBIT 6

As of January 7, 2008, SIDCO acts as distributor for the following:

SEI Daily Income Trust
SEI Liquid Asset Trust
SEI Tax Exempt Trust
SEI Index Funds
SEI Institutional Managed Trust
SEI Institutional International Trust
The Advisors' Inner Circle Fund
The Advisors' Inner Circle Fund II
Bishop Street Funds
SEI Asset Allocation Trust
SEI Institutional Investments Trust
Oak Associates Funds
CNI Charter Funds
iShares Inc.
iShares Trust
Causeway Capital Management Trust
Optique Fund Inc (formerly Johnson Family Funds, Inc.)
Barclays Global Investors Funds
The Arbitrage Funds
The Turner Funds
ProShares Trust
Community Reinvestment Act Qualified Investment Fund
Accessor Funds
TD Asset Management USA Funds